U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 25, 2000



                               OMNINET MEDIA.COM, INC.
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




         Nevada                     0-28935                    88-0398783
------------------------      -------------------        --------------------
(State of Incorporation)      Commission File No.        (IRS Employer
                                                          Identification No.)



 7825 Fay Avenue, Ste. 200, La Jolla, CA                       92037
------------------------------------------------           -------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number,(   858     )     456       -        5588
                               -----------  -------------    ---------------



                            MAS ACQUISITION XXV CORP.
                             1710 East Division St.
                              Evansville, IN 47711

                     (Registrant's former name and address)

Item 1.        CHANGES IN CONTROL OF REGISTRANT.

         (a) Pursuant to the Agreement and Plan of Reorganization effective August 17, 2000, OmniNet Media.com, Inc., ("OmniNet"), a Nevada corporation, acquired 5,000,000 shares of MAS Acquisition XXV Corp., for Five Thousand
($5,000) Dollars. As a result of the purchase MAS XXV became a subsidiary of OmniNet. The Stock Purchase Agreement was approved by the unanimous consent of the board of directors of OmniNet on July 18, 2000. Prior to the Agreement, OmniNet had 41,786,155 shares issued and outstanding. Following the Agreement, OmniNet has 41,811,155 shares issued and outstanding.

         In accordance with the terms of the agreement, the OmniNet remunerated MAS Capital, Inc, in the amount of $45,000 and 25,000 OmniNet restricted common shares in consideration for the return and cancellation of 8,250,000 common shares it owned of MAS Acquisition XXV.

         Upon effectiveness of the Agreement and Plan of Reorganization, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, OmniNet became the successor issuer to MAS XXV for reporting purposes under the Securities Exchange of 1934, as amended. The officers, directors and By-laws of OmniNet continued without changes as the officers, directors and By-laws of the successor issuer. See Item 5. "Other Events" in this report.

         A copy of the Agreement and Plan of Reorganization is filed as an Exhibit to this Form 8-K Report and is incorporated into this report.

Item 2.        ACQUISITION OR DISPOSITION OF ASSETS.

         (a)  Effective  August  17,  2000  OmniNet  Media.com,   Inc.  acquired
5,000,000 common shares of MAS Acquisition XXV Corp ("MAS), an Indiana corporation, making MAS a subsidiary of OmniNet.

         In evaluating OmniNet as a candidate for the business combination, MAS XXV used criteria such as the value of the assets of OmniNet, particularly its expertise of management, current business operations, and anticipated operations. MAS XXV determined that the consideration for the business combination was reasonable. In evaluating MAS XXV as a candidate for the proposed business combination, OmniNet used MAS XXV's status as a reporting company, its lack of operating history and lack of potential related liabilities. OmniNet determined that the consideration for the business combination was reasonable.

Item 3.        BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

Item 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT.

         The successor issuer registrant's certifying public accounting firm is DiRocco & Dombrow, P.A. of Fort Lauderdale, Florida.

Item 5.        OTHER EVENTS.

         (a) Successor Issuer Election. In accordance with Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, OmniNet became the successor issuer to MAS Acquisition XXV for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act.

         (b) OmniNet Media.com, Inc., formerly known as Tricom Technology, Inc., was incorporated on July 14, 1998. (See Exhibit 3.0) OmniNet Media.com, Inc., a Nevada corporation, was merged into and with Tricom Technology, Inc. At the time of the merger, Tricom changed its name to OmniNet Media.com, Inc. On June 8, 2000 OmniNet acquired 75.72% of the issued and outstanding common stock of U.S./ACE Security Laminates, Inc.

Item 6.        RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

         Effective August 17, 2000, Aaron Tsai, the sole director and officer of MAS Acquisition XXV Corp, resigned appointing James Graves to fill his director and officer positions.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of business acquired.

                  1. Financial statements of OmniNet Media.com, Inc. as of December 31, 1999 and 1998 (Audited)

                  2. Financial statements of U.S./Ace Security Laminates, Inc. as of December 31, 1999 and 1998 (Audited)

                  3. Financial Statements of OmniNet Media.com, Inc. as of June 30, 2000 and 1999 (Unaudited)

         (b) Pro Forma financial information.

                  1. The Company pro forma condensed consolidated balance sheet as of June 30, 2000 (Unaudited)

                  2. The Company pro forma condensed consolidated statement of operation for the year ended December 31, 1999 (Unaudited)

                  3. The Company pro forma condensed consolidated statement of income for the six month period ended June 30, 2000 (Unaudited)


         (c) Index to Exhibits.

         Exhibit Number                       Description

             (2.0)                Agreement and Plan of Reorganization
             (3.0)                Articles of Amendment Tricom Technology Group,
                                  Inc.
             (3.1)                Articles of Incorporation of Tricom Technology
                                  Group, Inc., now OmniNet Media.com, Inc.
             (3.2)                By-Laws OmniNet Media.com, Inc.


Item 8.        CHANGES IN FISCAL YEAR.

         The successor issuer registrant's fiscal year ends December 31.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        OMNINET MEDIA.COM, INC.
Dated: August 25, 2000


                                                        By: /s/ James Graves
                                                           ---------------------
                                                               James Graves
                                                        Title: V.P./Secretary

                             OMNINET MEDIA.COM, INC.
                              FINANCIAL STATEMENTS
                           INCLUDING AUDITORS' REPORT
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000

                                TABLE OF CONTENTS


                                                                PAGE

INDEPENDENT AUDITORS' REPORT............................          1

FINANCIAL STATEMENTS

  BALANCE SHEETS........................................          2

  STATEMENTS OF OPERATIONS..............................          3

  STATEMENTS OF STOCKHOLDERS' EQUITY....................          4

  STATEMENTS OF CASH FLOWS .............................          5

NOTES TO FINANCIAL STATEMENTS...........................        6 - 12

                            DIROCCO AND DOMBROW, P.A.
                       3601 W. COMMERCIAL BLVD., SUITE #39
                          FT. LAUDERDALE, FLORIDA 33309
                                 (954) 731-8181


                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors
OmniNet Media.Com, Inc.
La Jolla, CA

We have audited the accompanying balance sheets of OmniNet Media.Com, Inc. as of December 31, 1998 and 1999 and May 31, 2000, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years  then  ended and the five  months  ended  May 31,  2000.  These  financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniNet Media.Com, Inc. as of December 31, 1998 and 1999 and May 31, 2000, and the results of operations and its cash flows for the years then ended and the five months ended May 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses and has negative net working capital from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


DiRocco and  Dombrow, P.A.
July 12, 2000



                             OMNINET MEDIA.COM, INC.
                                 BALANCE SHEETS

                                     ASSETS


                                                                       December 31,
                                                                  ----------------------     May 31,
                                                                    1998         1999         2000
                                                                  ---------    ---------    ---------
Current Assets
  Cash                                                            $    --      $      29    $    --
                                                                  ---------    ---------    ---------
          Total Current Assets                                         --             29         --
                                                                  ---------    ---------    ---------
          Total Assets                                            $    --      $      29    $    --
                                                                  =========    =========    =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accrued expenses                                                $   8,000    $  16,000    $  20,225
                                                                  ---------    ---------    ---------
          Total Current Liabilities                                   8,000       16,000       20,225
                                                                  ---------    ---------    ---------
Stockholders' Equity (Deficit)
  Preferred stock, $0.0001 par value; 10,000 shares
    authorized, no shares issued and outstanding                       --           --           --
  Common stock, $0.0001 par value; 690,000,000 shares
    authorized; 11,260,748, 11,260,748 and 40,397,521
    shares issued and outstanding, respectively                       1,126        1,126        4,040
  Additional paid-in capital                                        667,842      701,842      729,965
  Accumulated deficit                                              (676,968)    (718,939)    (754,230)
                                                                  ---------    ---------    ---------
          Total Stockholders' Equity (Deficit)                       (8,000)     (15,971)     (20,225)
                                                                  ---------    ---------    ---------
          Total Liabilities and Stockholders' Equity (Deficit)    $    --      $      29    $    --
                                                                  =========    =========    =========







    The accompanying notes are an integral part of the financial statements.
                                       -2-



                             OMNINET MEDIA.COM, INC.
                            STATEMENTS OF OPERATIONS



                                                                            Five months
                                              Year ended December 31,          ended
                                           ----------------------------       May 31,
                                                1998            1999            2000
                                           ------------    ------------    ------------
Revenues, net                              $       --      $       --      $       --
                                           ------------    ------------    ------------
          Total Revenue                            --              --              --
                                           ------------    ------------    ------------
Expenses
  Consulting                                       --            22,500           2,000
  Research and development                         --            10,425          17,410
  Transfer agent fee                               --              --             5,477
  Rent                                             --              --             2,954
  Professional fee                                8,000           8,000           4,000
  Other                                            --             1,496           3,450
                                           ------------    ------------    ------------
          Total Expenses                          8,000          42,421          35,291
                                           ------------    ------------    ------------
          Operating Loss                         (8,000)        (42,421)        (35,291)
                                           ------------    ------------    ------------

Other Income (Expenses)
  Interest income                                  --               450            --
  Loss on disposal of asset                      (6,350)           --              --
                                           ------------    ------------    ------------
          Total Other Income (Expenses)          (6,350)            450            --
                                           ------------    ------------    ------------

        Net Loss                           $    (14,350)   $    (41,971)   $    (35,291)
                                           ============    ============    ============

Net Loss Per Common Share                  $      (0.00)   $      (0.00)   $      (0.00)
                                           ============    ============    ============
Weighted Average Number of Common Shares
  Outstanding                                 6,782,331      11,260,748      14,940,931
                                           ============    ============    ============










    The accompanying notes are an integral part of the financial statements.
                                       -3-



                            OMNINET MEDIA.COM , INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                               Preferred Stock                                                             Total
                                              $0.0001 Par Value        Common Stock         Additional                 Shareholders'
                                              -----------------  ------------------------    Paid-In     Accumulated      Equity
                                              Shares     Amount     Shares       Amount      Capital       Deficit       (Deficit)
                                              ------     ------  -----------  -----------  -----------   -----------    -----------
Balance at December 31, 1997                    --       $ --      7,787,406  $     7,787  $   654,831   $  (662,618)   $      --

Issuance of common stock for
  exchange agreement at $0.001                  --         --      5,250,000        5,250         --            --            5,250

Reverse split; 50:1 par $0.001                  --         --    (12,776,658)     (12,777)      12,777          --             --

Change in par value from
   $0.001 to $0.0001                            --         --           --           (234)         234          --             --

Issuance of common stock through
  a limited offering at $0.0001 par value       --         --     11,000,000        1,100         --            --            1,100
Net loss for the year ended
  December 31, 1998                             --         --           --           --           --         (14,350)       (14,350)
                                              ------     ------  -----------  -----------  -----------   -----------    -----------
Balance at December 31, 1998                    --         --     11,260,748        1,126      667,842      (676,968)        (8,000)
Additional investment by stockholders           --         --           --           --         34,000          --           34,000
Net loss for the year ended
  December 31, 1999                             --         --           --           --           --         (41,971)       (41,971)
                                              ------     ------  -----------  -----------  -----------   -----------    -----------
Balance at December 31, 1999                    --         --     11,260,748        1,126      701,842      (718,939)       (15,971)

Reverse split; 500:1 par $0.0001                --         --    (11,238,227)      (1,123)       1,123          --             --
Issuance of common stock for cash
  at $0.0001                                    --         --     30,000,000        3,000       27,000          --           30,000
Issuance of common stock for cash
  at $0.0001                                    --         --     10,000,000        1,000         --            --            1,000
Issuance of common stock for cash
  at $0.0001                                    --         --        375,000           37         --            --               37
Net loss for the five months ended
  May 31, 2000                                  --         --           --           --           --         (35,291)       (35,291)
                                              ------     ------  -----------  -----------  -----------   -----------    -----------
Balance at May 31, 2000                         --         --     40,397,521  $     4,040  $   729,965   $  (754,230)   $   (20,225)
                                              ======     ======  ===========  ===========  ===========   ===========    ===========





    The accompanying notes are an integral part of the financial statements.
                                       -4-


                             OMNINET MEDIA.COM, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                Five months
                                                             December 31,         ended
                                                         --------------------     May 31,
                                                          1998        1999        2000
                                                         --------    --------    --------
Cash Flows From Operating Activities
  Net loss                                               $(14,350)   $(41,971)   $(35,291)
  Adjustment to reconcile net loss to net cash used in
      operating activities:
          Loss on disposal of asset                         6,350        --          --
          Increase in accrued expenses                      8,000       8,000       4,225
                                                         --------    --------    --------
          Net Cash Used in Operating Activities           (  --  )    (33,971)    (31,066)
                                                         --------    --------    --------

Cash Flows From Financing Activities
  Proceeds from issuance of stock                           1,100        --        31,037
  Payment on stock issuances                               (1,100)       --          --
  Additional investment by stockholders                      --        34,000        --
                                                         --------    --------    --------
          Net Cash Provided by Financing Activities          --        34,000      31,037
                                                         --------    --------    --------
          Net Increase (Decrease) in Cash                    --            29         (29)

Cash at beginning of year                                    --          --            29
                                                         --------    --------    --------
Cash at end of year                                      $   --      $     29    $(  --  )
                                                         ========    ========    ========







    The accompanying notes are an integral part of the financial statements.
                                       -5-

                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operation
--------------------------

OmniNet Media.Com, Inc. (OmniNet), formerly known as TriCom Technology Group, Inc., was organized and exists under the General Corporation Law of the State of Nevada. OmniNet was incorporated in the State of Nevada on March 12, 1997 as Clinical Aesthetics Centre, Inc. (Clinical). Clinical was inactive from October 1997 to July 1998.

On July 27, 1998, the Board of Director of Clinical approved the issuance of 5,250,000 shares of its common stock in exchange for all outstanding shares of common stock of TriCom Technology Group, Inc. (TriCom). TriCom was organized under the General Corporation Law of the State of Nevada on July 14, 1998. The merged company continued to operate under the name of TriCom but failed in its attempt to operate as an advertising and communications company and was inactive from the time of the merger until February 2000.

On January 20, 2000, the Board of Directors of Kioskcoupon.Com, Inc., a Nevada company incorporated on January 7, 2000 to provide communications services, amended its Article of Incorporation to change its name to OmniNet Media.Com, Inc. On February 18, 2000, the Board of Directors of TriCom Technology Group, Inc. approved the issuance of 5,000,000 shares of its common stock to acquire all of the outstanding shares of OmniNet Media.Com, Inc. TriCom Technology Group, Inc., subsequently changed its name to OmniNet Media.Com, Inc.

OmniNet is currently focused on acquiring well established businesses in the advertisement media, communications and transportation industries and products for strategic alliances and partnering agreements.

U.S./ACE Security Laminates, Inc.

U.S./ACE is a division of OmniNet Media.Com, Inc. whose primary responsibility is to provide marketing, training and installation support for Global Glass Guard.

These safety film products were originally designed to protect property and people against terrorist attacks in Europe and the Middle East. Global safety and security film laminates work as an integral element for safety and security requirements - from thefts, accidents, explosions, hurricanes, tornados, or earthquakes. Global safety and security film laminates hold broken glass together like an invisible curtain. Global films create a safety and security barrier for your home, commercial, industrial, or government

                             OMNINET MEDIA.COM, INC.
                   (FORMERLY CLINICAL AESTHETICS CENTRE, INC.
                       AND TRICOM TECHNOLOGY GROUP, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (continued)

Organization and Operation, (continued)
---------------------------------------

buildings, by discouraging break-ins, vehicle intruders and/or penetration of dangerous objects. Global security film laminates, when installed by authorized trained installation specialist offer "smash and grab", "bullet and bomb blast resistance", unmatched in today's worldwide market place. In a world of constant change, safety and security concerns have become the major driving force behind the overwhelming demand for global products, but safety and security are not the only benefits. These safety and security film laminates discourage "smash and grab" type crimes. Since time is vital in these situations, the thieves usually give up quickly. Even violent crimes and vandalism are greatly reduced, as a result, it limits the cost of damage, and repair and/or theft related problems. Global products reduce the chance of fatal or serious injury caused by flying glass fragments. Another common injury is from existing plate glass window and sliding glass doors, which were originally installed without any safety glass features. Our safety and security laminate films are excellent retrofit related products that will virtually eliminate these potential problems. Our safety and security film product line can be purchased and professionally instated at a fraction of the cost when compared to other alternatives available today. Global offers increased security for personal safety and valuables by protecting against flying glass and other material debris as a result of hurricanes, tornadoes, typhoons, earthquakes and other uncontrollable weather related conditions.

Going Concern
-------------

The Company's financial statements are presented on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since inception and has negative net working capital for the years ended December 31, 1998 and 1999 and the five months ended May 31, 2000. For the years ended December 31,1998 and 1999 and the five months ended May 31, 2000, the company experienced net losses of $14,350, $41,971 and $35,291, respectively.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional equity financing, initiate sales of its products, and attain profitable operations.

                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
               (Continued)

Going Concern, (Continued)
--------------------------

Management is pursuing financing by the issuance of common stock shares. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure or obtain financing on terms beneficial to the Company. Without such funds the Company would be unable to comply with its payment obligations to its vendors.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Income Taxes
------------

The Company accounts for income taxes under Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. No current or deferred income tax expense or benefit was recognized due to the Company not having any material operations for the years ended December 31, 1998 and 1999 and the five months ended May 31, 2000.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the balance sheets for cash and cash equivalents and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
                  (Continued)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Common Share
-------------------------

Net loss per share is calculated based on the weighted average number of shares outstanding during the years ended December 31, 1998 and 1999 and the five months ended May 31, 2000.

Recent Accounting Announcements
-------------------------------

The FASB recently issued Statement No. 137 "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". This statement defers for one year the effective date of FASB Statement No 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined if it will early adopt and what the effect of SFAS No. 133 will be on the earnings and financial position of the Company.

                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 2 - INCOME TAXES

The reasons for the differences between income taxes at the statutory income tax rates and the provision (benefit) for income taxes are summarized, as follows:

                                                   December 31,         May 31,
                                               --------------------    --------
                                                1998        1999        2000
                                                ----        ----        ----

Income tax benefits at statutory rate          $ (5,740)   $(16,788)   $(14,116)
Change in valuation allowance related
    to deferred tax benefit carryforwards         5,740      16,788      14,116
                                               --------    --------    --------

Income tax benefit                             $   --      $   --      $   --
                                               ========    ========    ========

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. At May 31, 2000, cumulative net operating losses of $91,612 are available for carryforward against future years taxable income and expire through the year 2004. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

NOTE 3 - SUBSEQUENT EVENTS

On June 8, 2000, the Company acquired 76% of a corporation in exchange for 1,370,480 of its common shares. The primary business of the acquired corporation is to provide marketing, training and installation of security film laminates.



                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, are as follows:


                                        December 31,                   May 31,
                               ----------------------------      -------------------
                                 1998                1999               2000
                                 ----                ----               ----

                         Carrying    Fair    Carrying    Fair    Carrying     Fair
                          Amount    Value     Amount    Value     Amount     Value
                         -------   -------   -------   -------   -------   ---------
     Assets
      Cash               $  --     $  --     $    29   $    29   $  --     $    --

     Liabilities
      Accrued expenses   $ 8,000   $ 8,000   $16,000   $16,000   $20,225   $ 20, 225


NOTE 5 - STOCKHOLDERS' EQUITY

Common Stock Issuances
----------------------

Common stock was issued in the year ended December 31, 1998, 1999 and the five months ended May 31, 2000, as follows:

a) On July 27, 1998, 5,250,000 shares of common stock were issued for the purpose of an Exchange Agreement between Tricom Technology Group, Inc. (Tricom) and Clinical Aesthetics Centre, Inc. (Clinical). The total of 5,250,000 shares of Clinical were delivered to the shareholders of Tricom in exchange for 10,500,000 shares of its common stock.
b) On September 15, 1998, the Board of Directors of TriCom approved an amendment to the Articles of Incorporation to change the authorized capital to 690,000,000 common shares and 10,000,000 preferred shares. At the same time, a reverse split was approved in the ratio of 50:1 and the par value of the shares were changed from $0.001 to $0.0001.
c) On December 15, 1998, 11,000,000 shares of common stock were issued through a limited offering.
d) In fiscal year 1999, $34,000 was contributed to Tricom by shareholders. No shares were issued for this investment amount.
e) On February 18, 2000, Tricom and OmniNet Media.Com, Inc. merged in an exchange of their common shares. Following the merger, Tricom's Board of Directors amended its Article of Incorporation to change its name to OmniNet Media.Com, Inc. (OmniNet) and authorized a 500:1 reverse stock split of its own shares.

                             OMNINET MEDIA.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                     AND THE FIVE MONTHS ENDED MAY 31, 2000


NOTE 5 - STOCKHOLDERS' EQUITY (Continued)

f) Pursuant to Rule 504D, OmniNet sold 30,000,000 shares of common stock to investors. In addition, the OmniNet issued 10,000,000 shares of restricted stock to sixteen individuals or entities on February 24, 2000.
g) On April 30, 2000, OmniNet issued 50,000 shares of common stock to two investors.
h) On May 17, 2000, OmniNet issued 325,000 shares of common stock to three individual investors.

NOTE 7  -  LEASE

The Company entered into a month-to-month lease agreement for its office facility on April 1, 2000 expiring on June 30, 2003. Rent expense for the five months ended May 31, 2000 was $2,954.

                        U.S./ACE SECURITY LAMINATES, INC.
                              FINANCIAL STATEMENTS
                        WITH INDEPENDENT AUDITORS' REPORT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
              AND THE PERIOD FROM INCEPTION (SEPTEMBER 25, 1997) TO
                                DECEMBER 31, 1997

                                TABLE OF CONTENTS

                                                                PAGE

INDEPENDENT AUDITORS' REPORT.................................     1

FINANCIAL STATEMENTS
  Balance Sheets.............................................   2 - 3
  Statements of Operations...................................     4
  Statements of Stockholders' Equity.........................     5
  Statements of Cash Flows...................................     6

NOTES TO FINANCIAL STATEMENTS................................   7 - 17

                             DIROCCO & DOMBROW, P.A.
                      3601 WEST COMMERCIAL BLVD., SUITE #39
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 731-8181
                               FAX (954) 739-1054

Board of Directors
U.S./ACE Security Laminates, Inc.
San Diego, CA 92121

We have audited the accompanying balance sheet of U.S./ACE Security Laminates, Inc. ("the Company"), as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of U.S./ACE Security Laminates, Inc. as of December 31, 1998 and the period from inception (September 25, 1997) to December 31, 1997 were audited by other auditors whose report dated February 8, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in a material respects, the financial position of the Company at December 31, 1999, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses and has negative net working capital from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We also audited the adjustments described in Note 11 that were applied to restate the 1998 and 1997 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

August 11, 2000

                        U.S./ACE SECURITY LAMINATES, INC.
                                 BALANCE SHEETS






                                         December     December     December
                                         31, 1999     31, 1998     31, 1997
                                        ----------   ----------   ----------
                                                     (Restated)   (Restated)
                                     ASSETS

Current Assets
  Cash                                  $    9,979   $  164,212   $    5,190
  Prepaid expenses                          19,231        5,717         --
                                        ----------   ----------   ----------
      Total Current Assets                  29,210      169,929        5,190
                                        ----------   ----------   ----------

Property and Equipment                     170,827      157,779        2,610

Other Assets
  License agreements, net of
    amortization of $-0- ,              $  226,324
    and $4,443, respectively               767,000    1,608,676      120,557
  Security deposits                          2,790        8,875         --
                                        ----------   ----------   ----------

          Total Other Assets               769,790    1,617,551      120,557
                                        ----------   ----------   ----------

          Total Assets                  $  969,827   $1,945,259   $  128,357
                                        ==========   ==========   ==========







   The accompanying notes are an integral part of these financial statements.
                                       -2-



                        U.S./ACE SECURITY LAMINATES, INC.
                           BALANCE SHEETS (CONTINUED)


                                                  December       December       December
                                                  31, 1999       31, 1998       31, 1997
                                                -----------    -----------    -----------
                                                                (Restated)     (Restated)

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and accrued liabilities      $    48,218    $    53,065    $    22,005
  Current portion of notes payable                  667,000           --           70,000
  Notes payable to related parties                  577,808        402,000           --
  Advances payable                                     --        1,014,710           --
                                                -----------    -----------    -----------
          Total Current Liabilities               1,293,026      1,469,775         92,005

Long-Term Liabilities
  Notes payable
    less current portion                               --        1,171,636           --
                                                -----------    -----------    -----------
          Total Liabilities                       1,293,026      2,641,411         92,005
                                                -----------    -----------    -----------

Commitments and Contingencies                          --             --             --

Stockholders' Equity
  Common stock, $0.10 par value,
    authorized 50,000,000, issued and
    outstanding 2,820,160, 2,444,560 and
    2,444,560, respectively                         282,016        244,456        244,456
  Paid in capital                                    55,000         55,000         55,000
  Accumulated deficit                              (660,215)      (995,608)      (263,104)
                                                -----------    -----------    -----------

          Total Stockholders'  Equity              (323,199)      (696,152)        36,352
                                                -----------    -----------    -----------

          Total Liabilities and Stockholders'
            Equity                              $   969,827    $ 1,945,259    $   128,357
                                                ===========    ===========    ===========




   The accompanying notes are an integral part of these financial statements.
                                       -3-

                        U.S./ACE SECURITY LAMINATES, INC.
                            STATEMENTS OF OPERATIONS

                                                                      For the
                                                                    Period from
                                                                     Inception
                                                                    (September
                                         Year Ended    Year Ended     25, 1997)
                                          December      December    to December
                                          31, 1999      31, 1998      31, 1997
                                        -----------   -----------   -----------
                                                       (Restated)    (Restated)

License Sales                           $ 2,179,364   $   627,981   $      --
Product Sales                               725,409          --            --
Other Revenue                                  --         106,400          --
                                        -----------   -----------   -----------
     Total Revenue                        2,904,773       734,381          --

Cost of Product Sold                        465,457          --            --
                                        -----------   -----------   -----------

Gross Profit                              2,439,316       734,381          --

Expenses
  General and administrative              1,889,508     1,468,706       263,104
  Impairment loss of license agreement      215,159          --            --
                                        -----------   -----------   -----------
     Total Expenses                       2,104,667     1,468,706       263,104
                                        -----------   -----------   -----------

Operating income (loss)                     334,649      (734,325)     (263,104)
                                        -----------   -----------   -----------

Other Income (Expense)
  Interest income                             2,602         1,821          --
  Other expense                              (1,858)         --            --
                                        -----------   -----------   -----------

Total Other Income (Expense)                    744         1,821          --
                                        -----------   -----------   -----------

Net Earnings (Loss)                     $   335,393   $  (732,504)  $  (263,104)
                                        ===========   ===========   ===========




   The accompanying notes are an integral part of these financial statements.
                                       -4-



                         US/ACE SECURITY LAMINATES, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                      Common Stock
                                     $.10 Par Value      Additional                    Total
                                 ---------------------    Paid-In    Accumulated    Shareholders'
                                   Shares      Amount     Capital      Deficit         Equity
                                 ---------   ---------   ---------   -----------    ------------
Balance at
  September 30, 1997             2,444,560   $ 244,456   $    --     $      --      $    244,456
                                 ---------   ---------   ---------   -----------    ------------
Additional investment by
   stockholders                       --          --        55,000          --            55,000
Net loss for period
  September 25, 1997 to
  December 31, 1997                   --          --          --        (263,104)       (263,104)
                                 ---------   ---------   ---------   -----------    ------------
Balance at
  December 31, 1997 (restated)   2,444,560     244,456      55,000      (263,104)        (36,352)


Net loss at
  December 31, 1998                   --          --          --        (732,504)       (732,504)
                                 ---------   ---------   ---------   -----------    ------------
Balance at
  December 31, 1998 (restated)   2,444,560     244,456      55,000      (995,608)       (696,152)
Stock issuance for
  services                         360,600      36,060        --            --            36,060
Stock issuance for cash             15,000       1,500        --            --             1,500
Net income at
  December 31, 1999                   --          --          --         335,393         335,393
                                 ---------   ---------   ---------   -----------    ------------
Balance at
  December 31, 1999              2,820,160   $ 282,016   $  55,000   $  (660,215)   $   (323,199)
                                 =========   =========   =========   ===========    ============






   The accompanying notes are an integral part of these financial statements.
                                       -5-



                        U.S./ACE SECURITY LAMINATES, INC.
                             STATEMENT OF CASH FLOWS

                                                                                  For the
                                                                                Period from
                                                                                 Inception
                                                                                (September
                                                   Year Ended     Year Ended     25, 1997)
                                                    December       December     to December
                                                    31, 1999       31, 1998      31, 1997
                                                  -----------    -----------    -----------
                                                                  (Restated)     (Restated)
Cash Flows From Operating Activities
  Net income (loss)                               $   335,393    $  (732,504)   $  (263,104)
  Adjustments to Reconcile Net Loss to
    Net Cash Used in Operating Activities
      Depreciation and amortization                   246,481        221,881          4,533
      Impairment loss                                 215,159
      Changes in Assets and Liabilities
        (Increase) decrease in security deposit         6,085         (8,875)          --
        (Increase) in prepaid expenses                (13,514)        (5,717)          --
        Increase (decrease) in accounts
          payable and accrued liabilities              (4,847)        31,060         22,005
                                                  -----------    -----------    -----------
Net Cash Used In Operating Activities                 784,757       (494,155)      (236,566)
                                                  -----------    -----------    -----------

Cash Flows From Investing Activities
  Purchase of license agreements                     (560,214)      (630,497)          --
  Purchase of property and equipment                  (51,445)      (162,653)        (2,700)
                                                  -----------    -----------    -----------
Net Cash Used In Investing Activities                (611,659)      (793,150)        (2,700)
                                                  -----------    -----------    -----------

Cash Flows From Financing Activities
  Net advances                                           --        1,014,710           --
  Related party advances                              175,805        402,000           --
  Common stock issued                                   1,500           --          244,456
  Net advances on note payable                           --          627,982           --
  Principal payments on notes payable                (504,636)      (598,365)          --
                                                  -----------    -----------    -----------
Net Cash Provided By Financing Activities            (327,331)     1,446,327        244,456
                                                  -----------    -----------    -----------

Increase (Decrease) in Cash and Cash
  Equivalents                                        (154,233)       159,022          5,190
Cash and Cash Equivalents, Beginning of
  Year                                                164,212          5,190           --
                                                  -----------    -----------    -----------
Cash and Cash Equivalents, End of Year            $     9,979    $   164,212    $     5,190
                                                  ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.
                                       -6-

                        U.S./ACE SECURITY LAMINATES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

U.S./ACE Security Laminates, Inc. (the Company) was incorporated under the laws of the State of Delaware on September 25, 1997 as U.S. Glass Security Laminates, Inc. with authorized capital of 10,000 shares at $0.10 par value per common share. On November 27, 1997, the Company amended its articles of incorporation to increase the total number of authorized capital to 50,000,000 common shares. In 1997, the Company issued 2,444,560 shares of its common stock for services rendered at $0.10 per share.

In 1997 and 1998, the Company purchased the rights to market and distribute universally patented security laminates for 5 and 10 year renewable terms in certain states and territories in the United States, Mexico and the Caribbean.

The Company business is to sell master and dealership licenses under a licensing agreement to distributors and sales of security laminates through its distributors. A typical licensing agreement provides for a term payment plan and includes a quota purchase for distributors. Failure to meet purchase quotas will cause a licensee to forfeit their license with no recourse to recover term payments made. The Company commenced its operations it 1998.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. In 1997, the Company was a development stage company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company was devoting substantially all of its efforts in securing and establishing a new business, and planned principal operations had not commenced. Working capital funds were to be obtained by seeking additional funding from private and public equity investments to meet such needs. The accompanying 1997 financial statements should not be regarded as typical for normal operating periods.

Going Concern
-------------

The Company's financial statements are presented on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses in fiscal year 1998 and the period from inception (September 25, 1997) to December 31, 1997 and has negative working capital for the years ended December 31, 1999, 1998 and the period from inception. For the years ended December 31, 1998 and the period from inception to December 31, 1997, the Company experienced net losses of $734,325 and $263,104, respectively. In addition, the Company is involved in litigation, the outcome of which is unknown at this time, has defaulted on license agreements, and has failed to exercise the license agreement options.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 1 - ORGANIZATION, (CONTINUED)

Going Concern, (Continued)
--------------------------

The Company's ability to continue as a going concern is contingent upon its ability to secure additional equity financing and attain profitable operations.

Management is pursuing financing by merging with a Company which publicly trades its common stock. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure or obtain financing on terms beneficial to the Company. Without such funds the Company would be unable to comply with its payment obligations to its vendors.

Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting
--------------------

The Company's financial statements are prepared using the accrual method of accounting.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt instruments with a maturity of three months or less when acquired to be cash and cash equivalents.

Concentration of Credit Risk
----------------------------

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash held in a financial institution. The Company deposits its cash and cash equivalents with high credit quality financial institutions that are insured by Federal Deposit Insurance Corporation
(FDIC) up to $100,000.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Property and Equipment
----------------------

Property and equipment is stated at cost and depreciated under the double declining method over their estimated useful lives ranging from five to seven years. Repairs and maintenance expenses are charged to operations as incurred.

Intangible Assets
-----------------

Intangible assets represent license agreements acquired and are recorded at cost in accordance with Accounting Principles Board (APB) Opinion No. 17, "Intangible Assets". The Company amortizes the intangible assets using the straight-line method over the term of the specific agreements of five to ten years. The Company evaluates whether the estimated useful life used to amortize an intangible asset is appropriate due to changing facts and circumstances resulting in increases or decreases in the asset's estimated useful life and records the change currently.

Impaired Asset Policy
---------------------

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets yearly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company made adjustments for the carrying value of its assets at December 31, 1999.

Revenue Recognition
-------------------

Revenues from sales to distributors and resellers are recognized when related products are shipped. Revenues from corporate license programs are based on the terms of the agreement which typically outline specific payment arrangements.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results may vary from the estimates that were assumed in preparing the financial statements.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

Income Taxes
------------

The Company accounts for income taxes under Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Financial Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income for the period that includes the enactment date. No current or deferred income tax expense or benefit was recognized due to the Company not having any material operations for the years ended December 31, 1999 and 1998 and the period from inception (September 25, 1997) to December 31, 1997.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the balance sheets for cash and cash equivalents and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Announcements
-------------------------------

The FASB recently issued Statement No. 137 "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". This statement defers for one year the effective date of FSAB No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FSAB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in the years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

If the derivative is a hedge, depending on the nature of the hedge; changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative change in fair value will be immediately recognized in earnings. The Company has not yet determined if it will early adopt and what the effect of SFAS No. 133 will be on the earnings and financial position of the Company.

The Company has implemented SFAS No. 129, "Disclosure of Information about Capital Structure", effective January 1, 1998, which established standards for disclosing information about the entity's capital structure. The implementation of SFAS No. 129 had no effect on the Company's financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                        1999        1998        1997
                                       --------    --------    --------

  Machinery and equipment              $123,568    $ 79,198    $      -
  Office equipment                       54,874      54,874       2,700
  Leasehold improvements                  7,161       7,161           -
  Vehicle                                24,121      24,121           -
                                       --------    --------    --------
                                        209,724     165,354       2,700
  Less accumulated depreciation          38,897       7,575          90
                                       --------    --------    --------
  Property and equipment               $170,827    $157,779    $  2,610
                                       ========    ========    ========

Depreciation charged to expense during the years ended December 31, 1999 and 1998 and the period from inception (September 25, 1997) to December 31, 1997 was $31,322, $7,485 and $90, respectively.

NOTE 4 - LICENSE AGREEMENTS

The Company has entered into a "Sales and Distribution Agreement" dated December 31, 1999, (which supersedes all other agreements previously entered as described below), with Clear Defense, Inc. of Virginia at a cost of $767,000 to become the exclusive retail dealer and distributor of the laminate products bearing the trademark commonly known, recognized, and understood as "Clear Defense" safety and security window film in specific territories as defined by the agreement. The safety and security laminates and their application to glass windows and doors will be sold to government, commercial, residential, and automotive markets.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 4 - LICENSE AGREEMENTS, (CONTINUED)

A lump sum license fee of $100,000 was paid at the signing of the agreement, for the exclusive distribution rights to the "Initial Territory" defined as the states of California, Arizona and Florida.

A license fee of $667,000 is due for the exclusive distribution rights to the "Base Territory" as defined as the states of Nevada, Utah, New Mexico, Georgia, Texas, Louisiana, Alabama, Mississippi and the country of Mexico and parts of the Caribbean Islands. The payment schedule is as follows: $25,000 due by or before January 31, 2000; $25,000 due by or before February 28, 2000; and $617,000 due by or before March 31, 2000. The Company is also subject to minimum film purchase requirements under agreement. Interest is due at the rate of 18% per annum, or 1.5% per month on past due amounts.

The Company had an option to obtain the exclusive rights for the remaining states within the United States of America for $333,000. The deadline for the exercise of the option expired on January 31, 2000. The agreement is for a term of five years and shall automatically renew for an additional successive term of five years so long as the terms and conditions of the agreement are met.

The Company is currently in default of the license agreement with Clear Defense, Inc. of Virginia.

In 1997 and 1998, the Company had entered into three separate agreements to become the exclusive retail dealer and distributor of the products described above with Ace/Clear Defense, Inc. of Quebec, Canada for a total cost of $1,835,000. These agreements have been cancelled by U.S./ACE Security Laminates, Inc. and are currently the subject of litigation (see Note 10). At December 31, 1999, license agreements have been adjusted from their 1998 book of $1,608,676 to net realizable value of $767,000.

Amortization expense of $221,881, $221,881 and $4,443 was charged to operations during the years ended December 31, 1999 and 1998 and for the period from inception (September 25, 1997) to December 31, 1997, respectively.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 5 - NOTES PAYABLE

Notes payable at December 31, 1999 and 1998 and 1997 of $667,000, $1,171,636 and
$70,000 represent amounts due under the new and original contracts as described in Note 4. Payments on these agreements have been terminated by the Company until resolution of the litigation. The 1998 liability of $1,171,636 has been restated to $667,000 in 1999, due to the Company entering into an agreement with a different vendor for the same territories.

NOTE 6 - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties at December 31, consists of the following

                                   1999         1998         1997
                                  --------     --------     --------

    Southwest Funding GP          $ 16,200     $337,000     $      -
    Officers (2)                   561,605       65,000            -
                                  --------     --------     --------
          Total                   $577,805     $402,000     $      -
                                  ========     ========     ========

Southwest Funding GP (the Partnership) is a partnership formed to provide funding to enable the Company to secure marketing efforts. The Board of Directors and Management Team is principally the same as the Company's. The Partnership was formed to provide funding to enable the Company to put into place a marketing arm for the Company. Funds from Southwest Funding GP are non-interest bearing, unsecured, and due on demand.

Advances from officers totaling $561,605 and $65,000 at December 31, 1999 and 1998, respectively, are non-interest bearing, unsecured, and due on demand.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 7 - ADVANCES PAYABLE

During 1997 and 1998, the Company received cash advances from a corporation which was the prior employer of the Company's president and major shareholder.

On January 22, 1999, the Company was released of all obligations arising from the advances in exchange for dealership rights to the general Orlando, Florida territory. Since that date, the Company has repossessed the territory due to breach of contract arising from the failure to meet purchase quota requirements.

NOTE 8 - INCOME TAXES

There is no current or deferred tax expense for the years ended December 31, 1999 and 1998 and the period from inception (September 25, 1997) to December 31, 1997 due to the Company's loss position in 1998 and 1997 and the loss carryforward to 1999. Timing differences result from accelerated depreciation of assets and the capitalization of start up costs for tax purposes.

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences compromising the deferred tax assets and deferred tax liabilities on the accompanying balance sheet is a result of the following:

                                         1999         1998         1997
                                        --------     --------     --------

Net Income (loss)                       $335,393    $(732,504)   $(263,104)
Timing Differences
  Permanent                               52,172           69            -
  Temporary Capitalization of
    start up costs                         8,650       (8,650)     263,104
                                        --------     --------     --------
                                        $396,215    $(741,085)   $       -
                                        ========     ========     ========

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 8 - INCOME TAXES, (CONTINUED)

                                           1999         1998         1997
                                          --------     --------     --------

Net Income (loss) carryforward            $134,713    $(251,969)   $       -
Valuation allowance                       (134,713)     251,969            -
                                          --------     --------     --------
                                          $      -    $       -    $       -
                                          ========     ========     ========

The Company has available  net operating  loss  carryforwards  of  approximately
$700,000 for tax purposes to offset future taxable income which expire principally in the year 2017.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Lease
---------------

The Company leases a vehicle under a noncancelable operating lease agreement which expires in October, 2000. Lease expense for the year ended December 31, 1999, was $12,304. At December 31, 1999, the minimum aggregate lease commitments is $10,253.

The Company has also entered into a non-cancelable operating lease agreement dated May 26, 1998 for a period of (60) sixty months expiring May 31, 2003 for approximately 3,200 square feet of office and warehouse space at a base rent of $2,790 per month. Prepaid rental of $14,591.93 was paid at the execution of the lease. On December 5, 1998, the Company expanded the premises for a total of approximately 5,700 square feet. Base rent was increased to $5,000 per month for a period of twelve (12) months, with a 4% increase in base rent every twelve months through the term of the lease. Rental expense for the year ended December 31, 1998 was $18,840.

Future minimum annual rentals payable under this noncancelable operating agreement are, as follows:

2000                $63,948
2001                $66,494
2002                $69,142
2003                $29,371

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 9 - COMMITMENTS AND CONTINGENCIES, (CONTINUED)

Consulting Agreements
---------------------

The Company has entered into two separate consulting agreements for services June 1, 1998. Each agreement is effective for three (3) years and automatically renews for successive terms of the same duration unless either party provides thirty (30) days written notice to the other party prior to the termination of the applicable initial term or renewal. The agreements are for $96,000 and $72,000 per year, including commissions of all dealership sales at 30% and 5%, respectively. As of December 31, 1999 and 1998, the Company has accrued $-0- and $42,000, respectively, for unpaid fees under the agreements.

Additionally, the Company has made and entered into two separate Stock Incentive Agreements with the above consultants as incentives for future performance, which provides each consultant with the option to purchase 200,000 shares for an aggregate purchase price of $2,000 and is exercisable until December 31, 2000.

NOTE 10 - SUBSEQUENT EVENTS

Litigation
----------

The Company, including certain employees, officers, and directors, is a defendant in a lawsuit filed by the original licensor (in Quebec) of certain territories which the Company entered into contracts for dealership and distribution. The claim is for outstanding license fees allegedly owing pursuant to contracts dated February 9, 1998 and July 7, 1998. The suit asks for damages totaling approximately $9.3 million (Canadian) plus legal costs.

Outside counsel for the Company has advised that, at this stage in the proceedings, he cannot offer an opinion as to the probable outcome. The Company believes the suit is without merit and is vigorously defending its position.

Other Subsequent Events
-----------------------

On June 8, 2000, a Nevada corporation acquired 76% of the Company in exchange for 1,370,480 shares of common stock of the Nevada corporation.

                        U.S./ACE SECURITY LAMINATES, INC.
                   NOTES TO FINANCIAL STATEMENTS, (CONTINUED)

NOTE 11 - RECLASSIFICATIONS AND PRIOR PERIOD ADJUSTMENTS

Certain amounts as of December 3, 1998 and 1997 have been reclassified to conform with the reporting as of December 31, 1999.

Errors resulting in the misstatement of the license agreements, note payable, and the reported income of the prior year and the period of inception (September 25, 1997) to December 31, 1997 were corrected during 1999, resulting in the following changes:

                                                        1998           1997
                                                    -----------    -----------

(Losses) unadjusted                                 $(1,314,521)   $  (259,489)
Recognition of revenue classified as note payable       627,981           --
Additional amortization of intangible assets            (45,964)        (3,615)
                                                    -----------    -----------

(Losses) restated                                   $  (732,504)   $  (263,104)
                                                    ===========    ===========

                      OMNINET MEDIA.COM, INC. AND SUSIDIARY
                              FINANCIAL STATEMENTS
                INCLUDING INDEPENDENT ACCOUNTANTS' REVIEW REPORT
                   FOR THE SIX MONTHS ENDED JUNE 2000 AND 1999

                                TABLE OF CONTENTS

                                                                 PAGE

INDEPENDENT  ACCOUNTANTS' REVIEW REPORT.....................      1

FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS...............................      2

  CONSOLIDATED STATEMENTS OF OPERATIONS.....................      3

  CONSOLIDATED STATEMENTS OF CASH FLOWS.....................      4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................    5 - 12

                            DIROCCO AND DOMBROW, P.A.
                       3601 W. COMMERCIAL BLVD., SUITE #39
                          FT. LAUDERDALE, FLORIDA 33309
                                 (954) 731-8181

                     Independent Accountants' Review Report
                     --------------------------------------

To the Board of Directors
OmniNet Media.Com, Inc. and Subsidiary
La Jolla, CA

We have reviewed the accompanying consolidated balance sheets of OmniNet Media.Com, Inc.and Subsidiary as of June 30, 2000 and 1999 and the related consolidated statements of operations and cash flows for the six months then ended. These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modification that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring operating losses and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DiRocco and  Dombrow, P.A.
August 11, 2000



                     OMMNINET MEDIA.COM, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2000 AND 1999


                                     ASSETS

                                                                     2000           1999
                                                                 -----------    -----------
Current Assets
  Cash                                                           $    25,340    $         2
  Prepaid expenses                                                     7,830           --
                                                                 -----------    -----------
          Total Current Assets                                        33,170              2
                                                                 -----------    -----------

Property and Equipment                                               156,727           --
                                                                 -----------    -----------

Other Assets
   License agreements, net of $47,313 amortization                   719,687           --
   Security deposits                                                   2,790           --
                                                                 -----------    -----------
          Total Other Assets                                         722,477           --
                                                                 -----------    -----------


                                                                 -----------    -----------
          Total Assets                                           $   912,374    $         2
                                                                 ===========    ===========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable and accrued liabilities                      $   117,516    $    12,000
   Note payable                                                      642,000           --
   Notes payable to related parties                                  758,603           --
                                                                 -----------    -----------
          Total Current Liabilities                                1,518,119         12,000
                                                                 -----------    -----------


Stockholders' Deficit
  Preferred stock, $0.0001 par value; 10,000 shares authorized
  Common stock, $0.0001 par value; 690,000,000 shares
    authorized; 41,786,155 and 11,260,748 shares issued
    and outstanding, respectively                                      4,179          1,126
  Additional paid-in capital                                         729,965        701,842
  Accumulated deficit                                             (1,339,889)      (714,966)
                                                                 -----------    -----------
            Total Stockholders' Deficit                             (605,745)       (11,998)
                                                                 -----------    -----------

          Total Liabilities and Stockholders' Deficit            $   912,374    $         2
                                                                 ===========    ===========





        See accompanying notes and independent accountants' review report
                                       -2-

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999





                                                       2000           1999
                                                  ------------   ------------


Revenues                                          $     39,900   $       --

Cost of Product Sold                                     4,000           --
                                                  ------------   ------------

          Total Revenue                                 35,900           --
                                                  ------------   ------------

Expenses
  General and administrative                             8,658         27,899
  Research and development                                --           10,099
  Interest expense                                       7,100           --
  Depreciation and amortization                          2,625           --
                                                  ------------   ------------
          Total Expenses                                18,383         37,998
                                                  ------------   ------------

        Net Income (Loss)                         $     17,517   $    (37,998)
                                                  ============   ============

Net Earnings (Loss) Per Common Share              $      0.001   $     (0.003)
                                                  ============   ============

Weighted Average Number of Common Shares

  Outstanding                                       15,066,978     11,260,748
                                                  ============   ============








        See accompanying notes and independent accountants' review report
                                       -3-



                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999



                                                                  2000         1999
                                                                ---------    ---------

Cash Flows From Operating Activities:
  Net loss                                                      $  17,517    $ (37,998)
  Adjustment to reconcile net loss to net cash used in
      operating activities
         Depreciation and amortization                              2,625         --
         Increase in accounts payable and accrued liabilites       13,279        4,000
                                                                ---------    ---------
          Net Cash Provided by (Used in) Operating Activities      33,421      (33,998)
                                                                ---------    ---------

Cash Flows From Investing Activities:
  Purchase of subsidiary                                         (102,286)        --
                                                                ---------    ---------
          Net Cash Used in Investing Activities                  (102,286)        --
                                                                ---------    ---------

Cash Flows From Financing Activities:
  Proceeds from notes payable to related parties                   63,000         --
  Additional investment by stockholders                              --         34,000
  Proceeds from issuance of common stock                           31,176         --
                                                                ---------    ---------
          Net Cash Provided by Financing Activities                94,176       34,000
                                                                ---------    ---------

          Net Increase in Cash                                     25,311            2

Cash, Beginning of Year                                                29         --
                                                                ---------    ---------
Cash, End of Year                                               $  25,340    $       2
                                                                =========    =========







        See accompanying notes and independent accountants' review report
                                       -4-

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operation
--------------------------

OmniNet Media.Com, Inc. (OmniNet), formerly known as TriCom Technology Group, Inc., was organized and exists under the General Corporation Law of the State of Nevada. OmniNet was incorporated in the State of Nevada on March 12, 1997 as Clinical Aesthetics Centre, Inc. (Clinical). Clinical was inactive from October 1997 to July 1998.

On July 27, 1998, the Board of Director of Clinical approved the issuance of 5,250,000 shares of its common stock in exchange for all outstanding shares of common stock of TriCom Technology Group, Inc. (TriCom). TriCom was organized under the General Corporation Law of the State of Nevada on July 14, 1998. The merged company continued to operate under the name of TriCom but failed in its attempt to operate as an advertising and communications company and was inactive from the time of the merger until February 2000.

On January 20, 2000, the Board of Directors of Kioskcoupon.Com, Inc., a Nevada company incorporated on January 7, 2000 to provide communications services, amended its Article of Incorporation to change its name to OmniNet Media.Com, Inc. On February 18, 2000, the Board of Directors of TriCom Technology Group, Inc. approved the issuance of 5,000,000 shares of its common stock to acquire all of the outstanding shares of OmniNet Media.Com, Inc. TriCom Technology Group, Inc., subsequently changed its name to OmniNet Media.Com, Inc.

On June 8, 2000, OmniNet acquired 75.72% of the outstanding shares of common stock of U.S./ACE Security Laminates, Inc. (US/ACE) by trading one share of common stock of OmniNet for two shares of US/ACE common stock. US/ACE provides marketing, training and installation support for safety film products. The results of operations of US/ACE for the period from June 8, 2000 through June 30, 2000 are included in the consolidated statement of operations for the six months ended June 30, 2000.

OmniNet is currently focused on acquiring well-established businesses in the advertisement media, communications and transportation industries and products for strategic alliances and partnering agreements.

Consolidation Policy
--------------------

The accompanying consolidated financial statements include the accounts of the OmniNet and US/ACE. Intercompany transactions and balance have been eliminated in consolidation.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
         (Continued)

Going Concern
-------------

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since inception and has negative net working capital of $1,455,949 and $11,998, respectively, for the six months ended June 30, 2000 and 1999. In addition, US/ACE is involved in litigation, the outcome of which is unknown at this time, has defaulted on license agreements and has failed to exercise the license agreement options.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional equity financing, initiate sales of its products, and attain profitable operations.

Management is pursuing financing by the issuance of common stock shares. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure or obtain financing on terms beneficial to the Company. Without such funds the Company would be unable to comply with its payment obligations to its vendors.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Property and Equipment
----------------------

Property and equipment is stated at cost and depreciated under the double declining method over their estimated useful lives ranging from five to seven years. Repairs and maintenance expenses are charged to operations as incurred. Depreciation charged to expense during the period from June 8, 2000 through June 30, 2000 was $654.

Intangible Assets
-----------------

Intangible assets represent license agreements acquired and are recorded at cost in accordance with Accounting Principles Board (APB) Opinion No. 17, "Intangible Assets". The Company amortizes the intangible assets using the straight-line method over the term of the specific agreements of five to ten years. The Company evaluates whether the estimated useful life used to amortize an intangible asset is appropriate due to changing facts and circumstances resulting in increases or decreases in the asset's estimated useful life and records the change currently.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
         (Continued)

Intangible Assets, Continued
----------------------------

Amortization expense of $1,971 was charged to operations during the period from June 8, 2000 through June 30, 2000.

Impaired Asset Policy
---------------------

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets yearly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable.

Revenue Recognition
-------------------

Revenues from sales to distributors and resellers are recognized when related products are shipped. Revenues from corporate license programs are based on the terms of the agreement, which typically outline specific payment arrangements.

Income Taxes
------------

The Company accounts for income taxes under Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. No current or deferred income tax expense or benefit was recognized due to the Company not having any material operations for the six months ended June 30, 2000 and 1999.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the balance sheets for cash and cash equivalents and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
         (Continued)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Common Share
-------------------------

Net loss per share is calculated based on the weighted average number of shares outstanding during the six months ended June 30, 2000 and 1999.

Recent Accounting Announcements
-------------------------------

The FASB recently issued Statement No. 137 "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". This statement defers for one year the effective date of FASB Statement No 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined if it will early adopt and what the effect of SFAS No. 133 will be on the earnings and financial position of the Company.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2000:

    Machinery and equipment                              $125,168
    Office equipment                                       54,874
    Leasehold improvements                                  7,161
    Vehicle                                                24,121
                                                         --------
                                                          211,324

    Less accumulated depreciation                          54,597
                                                         --------
    Property and equipment                               $156,727
                                                         ========

NOTE 3 - LICENSE AGREEMENTS

US/ACE has entered into a "Sales and Distribution Agreement" dated December 31, 1999, (which supersedes all other agreements previously entered as described below), with Clear Defense, Inc. of Virginia at a cost of $767,000 to become the exclusive retail dealer and distributor of the laminate products bearing the trademark commonly known, recognized, and understood as "Clear Defense" safety and security window film in specific territories as defined by the agreement. The safety and security laminates and their application to glass windows and doors will be sold to government, commercial, residential, and automotive markets.

A lump sum license fee of $100,000 was paid at the signing of the agreement, for the exclusive distribution rights to the "Initial Territory" defined as the states of California, Arizona and Florida.

A license fee of $667,000 is due for the exclusive distribution rights to the "Base Territory" as defined as the states of Nevada, Utah, New Mexico, Georgia, Texas, Louisiana, Alabama, Mississippi and the country of Mexico and parts of the Caribbean Islands. The payment schedule is as follows: $25,000 due by or before January 31, 2000; $25,000 due by or before February 28, 2000; and $617,000 due by or before March 31, 2000. The Company is also subject to minimum film purchase requirements under agreement. Interest is due at the rate of 18% per annum, or 1.5% per month on past due amounts.

The Company had an option to obtain the exclusive rights for the remaining states within the United States of America for $333,000. The deadline for the exercise of the option expired on January 31, 2000. The agreement is for a term of five years and shall automatically renew for an additional successive term of five years so long as the terms and conditions of the agreement are met.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 3 - LICENSE AGREEMENTS, Continued

The Company is currently in default of the license agreement with Clear Defense, Inc. of Virginia.

In 1997 and 1998, the Company had entered into three separate agreements to become the exclusive retail dealer and distributor of the products described above with Ace/Clear Defense, Inc. of Quebec, Canada for a total cost of $1,835,000. These agreements have been cancelled by U.S./ACE. and are currently the subject of litigation (see Note 10). At December 31, 1999, license agreements have been adjusted from their 1998 book of $1,608,676 to net realizable value of $767,000.

NOTE 4 - NOTES PAYABLE

At June 30, 2000 in the amount of $642,000, which provides for interest at 18% per annum on the outstanding balance as of April 1, 2000, represents amounts due under the new contracts as described in Note 3. The Company has suspended payments on these agreements until resolution of the lawsuit.

NOTE 5 - NOTES PAYABLE TO RELATED PARTIES

Advances from officers totaling $758,603 at June 30, 2000 are non-interest bearing, unsecured, and due on demand.

NOTE 6 - INCOME TAXES

The reasons for the differences between income taxes at the statutory income tax rates and the provision (benefit) for income taxes as of June 30, 200 and 1999 are summarized, as follows:

                                                        2000          1999
                                                       --------      --------

Income tax (benefit) at statutory rate                 $  8,370      $(12,919)
Change in valuation allowance related
    to deferred tax (benefit) carryforwards              (8,370)       12,919
                                                       --------      --------
Income tax (benefit)                                   $      0      $      0
                                                       ========      ========

At June 30, 2000, cumulative net operating losses of approximately $25,300 are available for carryforward against future years taxable income and expire through the year 2004. The Company's ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.



                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments as of June 30, 2000 and 1999 are as follows:

                                                 2000                      1999
                                        ---------------------     ----------------------
                                         Carrying     Fair         Carrying      Fair
                                          Amount      Value         Amount       Value
                                        ---------   ---------     ---------    ---------
    Assets
     Cash                               $  25,340   $  25,340     $       2    $       2
     Prepaid expense                    $   7,830   $   7,830     $       0    $       0
    Liabilities
     Accounts payable
       and accrued liabilities          $  88,516   $  88,516     $  12,000    $  12,000
     Note payable                       $ 642,000   $ 642,000     $       0    $       0
     Note payable to related party      $ 758,603   $ 758,603     $       0    $       0



NOTE 8 - STOCKHOLDERS' EQUITY

Common Stock Issuances
----------------------
   Common stock was issued in the six months ended June 30, 2000, as follows:

a) In fiscal year 1999, Tricom shareholders contributed $34,000. No shares were issued for this investment amount.
b) On February 18, 2000, Tricom and OmniNet Media.Com, Inc. merged in an exchange of their common shares. Following the merger, Tricom's Board of Directors amended its Article of Incorporation to change its name to OmniNet Media.Com, Inc. (OmniNet) and authorized a 500:1 reverse stock split of its own shares.
c) Pursuant to Rule 504D, OmniNet sold 30,000,000 shares of common stock to investors. In addition, the OmniNet issued 10,000,000 shares of restricted stock to sixteen individuals or entities on February 24, 2000.
d) On April 30, 2000, OmniNet issued 50,000 shares of common stock to two investors.
e) On May 17, 2000, OmniNet issued 325,000 shares of common stock to three individual investors.
f) On June 8, 2000, OmniNet issued 18,099 shares of common stock to one investor.
g) On June 13, 2000, OmniNet issued 1,370,480 shares of common stock to stockholders of the corporation purchase through a stock swap and cancelled the same number of share issued to the corporation on June 8, 2000.
h)     On June 28, 2000, OmniNet issued 55 fractional shares to investors.

                     OMNINET MEDIA.COM, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 9  -  LEASE

The Company entered into a month-to-month lease agreement for its office facility on April 1, 2000 expiring on June 30, 2003. Rent expense for the six months ended June 30, 2000 was $2,954.

NOTE 10 - SUBSEQUENT EVENTS

Litigation
----------

The Company, including certain employees, officers, and directors, is a defendant in a lawsuit filed by the original licensor (in Quebec) of certain territories, which the Company entered into contracts for dealership and distribution. The claim is for outstanding license fees allegedly owing pursuant to contracts dated February 9, 1998 and July 7, 1998. The suit asks for damages totaling approximately $9.3 million (Canadian) plus legal costs.

Outside counsel for the Company has advised that, at this stage in the proceedings, he cannot offer an opinion as to the probable outcome. The Company believes the suit is without merit and is vigorously defending its position.

                             OMNINET MEDIA.COM, INC

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         On July 27, 2000, the Company acquired 5,000,000 of the issued and outstanding shares of the common stock of MAS Acquisition XXV Corporation for a cash price of $50,000 and 25,000 shares of its common stock valued at $25.

         The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of MAS Acquisition, XXV Corporation's operations included in the Company's consolidated financial statements from the date of acquisition.

         The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of June 30, 2000 is based on the historical balance sheets of the Company and MAS Acquisition XXV Corporation as of that date and assumes the acquisition took place on that date. The condensed consolidated statement of income for the year ended December 31, 1999 and the statement of income for the six months ended June 30, 2000 are based on the historical statements of income of the Company and MAS Acquisition XXV Corporation for those periods. The pro forma condensed consolidated statements of income assume the acquisition took place on January 1, 1999.

         In addition, the consolidated proforma statements of income for the year ended December 31, 1999 includes the proforma acquisition of U.S./Ace Security Laminates, Inc. on June 27, 2000.

         The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

         The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and MAS Acquisition XXV Corporation.

         A recapitalization of the stockholders' equity of the Company has not been presented as the acquisition of MAS Acquisition XXV Corporation (MAS Acquisition) is not a reverse acquisition and MAS Acquisition had an immaterial amount of net monetary assets at the time of acquisition. OmniNet was the acquirer of MAS Acquisition and the stockholders of OmniNet maintained majority stock ownership subsequent to the acquisition transaction.



                    OMNINET MEDIA.COM, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                  JUNE 30, 2000


                                                  OMNINET          MAS
                                                 MEDIA.COM     ACQUISITION
                                                    INC          XXV CORP    Adjustments     Pro Forma
                                                -----------    -----------   -----------    -----------

                 ASSETS

Current Assets
  Cash                                          $    25,340    $      --     $              $    25,340
  Prepaid expenses                                    7,830           --                          7,830
                                                -----------    -----------                  -----------
         Total Current Assets                        33,170           --                         33,170
                                                -----------    -----------                  -----------

Property and Equipment                              156,727           --                        156,727
                                                -----------    -----------                  -----------

Cost in excess of net assets acquired                  --             --      (1) 47,025         47,025
                                                -----------    -----------                  -----------

Other Assets
  License agreements                                719,687           --                        719,687
  Other assets                                        2,790             26                        2,816
                                                -----------    -----------                  -----------
          Total Other Assets                        722,477             26                      722,503
                                                -----------    -----------                  -----------

          Total Assets                          $   912,374    $        26                  $   959,425
                                                ===========    ===========                  ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable and accrued liabilities      $   117,516    $      --                    $   117,516
  Notes payable                                     642,000           --                        642,000
  Notes payable to related parties                  758,603           --                        758,603
                                                -----------    -----------                  -----------
          Total Current Liabilities               1,518,119           --                      1,518,119
                                                -----------    -----------                  -----------

Stockholders' Deficit                              (605,745)            26    (1) 47,025      (529,694)
                                                -----------    -----------                  -----------
          Total Liabilities and Stockholders'
            Equity                              $   912,374    $        26                  $   959,425
                                                ===========    ===========                  ===========







      See Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                                       -2-



                    OMNINET MEDIA.COM, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                      OMNINET          MAS
                                     MEDIA.COM     ACQUISITION
                                        INC          XXV CORP     Adjustments     Pro Forma
                                    -----------    -----------    -----------    -----------



Revenues                            $    39,900    $      --                     $    39,900

Cost of Product Sold                      4,000           --                           4,000
                                    -----------    -----------                   -----------

Gross Profit                             35,900           --                          35,900

Expenses
  General and administrative             18,383             10     (2)  1,000         19,393
                                    -----------    -----------                   -----------

Loss from continuing operations         (17,517)           (10)                      (16,507)
                                    -----------    -----------                   -----------

Net Loss                                (17,517)           (10)                      (16,507)
                                    ===========    ===========                    ===========


Loss per common share               $    ( 0.01)                                  $     (0.01)
                                    ===========                                   ===========

Weighted average number of shares
     outstanding                      1,649,994                                     1,649,994
                                    ===========                                   ===========










      See Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                                       -3-



                    OMNINET MEDIA.COM, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                             OMNINET          MAS
                                            MEDIA.COM     ACQUISITION
                                               INC          XXV CORP     Adjustments     Pro Forma
                                           -----------    -----------    -----------    -----------


Revenues                                   $ 2,904,773    $      --      $              $ 2,904,773

Cost of Product Sold                           465,457           --                         465,457
                                           -----------    -----------                   -----------
Gross Profit                                 2,439,316           --                       2,439,316
                                           -----------    -----------                   -----------

Expenses
  General and administrative                 1,897,508             18       (2) 2000      1,899,526
  Impairment loss of license agreement         215,159           --                         215,159
                                           -----------    -----------                   -----------
        Total Expenses                       2,112,667             18                     2,114,685
                                           -----------    -----------                   -----------

Income (loss) from continuing operations       326,649            (18)                      324,631
                                           -----------    -----------                   -----------

Other Income (Expense)
  Interest income                                2,602           --                           2,602
  Loss on diposal of asset                      (6,350)          --                          (6,350)
  Other expense                                 (1,858)          --                          (1,858)
                                           -----------    -----------                   -----------
         Total Other Income (Expense)           (5,606)          --                          (5,606)
                                           -----------    -----------                   -----------

Net Income (Loss)                          $   321,043    $       (18)                  $   319,025
                                           ===========    ===========                   ===========


Earnings per common share                  $      0.23                                  $      0.22
                                           ===========                                  ===========

Weighted average numbe of shares
     outstanding                             1,418,001                                    1,418,001
                                           ===========                                  ===========






            See Notes to Pro Forma Consolidated Financial Statements

                             OMNINET MEDIA.COM, INC


                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


       NOTE A - The pro forma adjustments to the condensed consolidated balance sheet are, as follows:

              (1) To reflect the acquisition of MAS Acquisition XXV Corporation and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of MAS Acquisition XXV Corporation are, as follows:


             Components of purchase price:

                Cash                                                   $  50,000
                Common Stock of OmniNet Media.Com, Inc                        25
                                                                       ---------
                          Total purchase price                            50,025


             Allocation of purchase price:
                Stockholders' equity of MAS Acquisition XXV Corporation       26
                                                                       ---------




             Cost in excess of net assets acquired                     $  49,999
                                                                       =========


       NOTE  B -  The  pro  forma  adjustments  to  the  condensed  consolidated statements of income are, as follows:


                                            Six Months Ended      Year Ended
                                              June 30, 2000    December 31, 1999
                                            ----------------   -----------------
         (2) Adjustments to general and
             Administrative expense:


             Amortization of excess cost over
              Fair value of the net assets
               Acquired                           $ 1,000            $ 2,000